                                                                  EXHIBIT 2.12
                               ASSIGNMENT


                  WHEREAS, J.L. RICHARD, an individual, residing in Louisiana, during the course of his employment or involvement with the business known as "Richards", may have acquired intellectual property rights including but not limited to patents, trademarks, service marks, copyrights, trade dress, trade secrets, or design rights; and

                  WHEREAS, RICHARDS CAJUN FOODS CORP., a Delaware corporation, having its principal offices at 650 Dundee Road, Suite 370, Northbrook, Illinois 60062, is desirous of acquiring said intellectual property rights.

                  NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, J.L. RICHARD, hereby irrevocably and formally sells, grants, conveys and assigns to RICHARDS CAJUN FOODS CORP. all of his respective right, title, and interest in and to any and all intellectual property rights, including but not limited to patents, trademarks, service marks, copyrights, design rights, trade dress and trade secrets acquired or developed by him during the course of his employment or involvement with Richards, including, but not limited to, those intellectual property rights identified on Schedule A, attached hereto.

                  J.L. RICHARD shall cooperate with RICHARDS CAJUN FOODS CORP. after execution of this Assignment in further identifying any rights transferred herein, and in effecting and perfecting the transfer to RICHARDS CAJUN FOODS CORP. of any and all intangible personal property related to the business of Richards as referred to in this Assignment.

                  J.L. RICHARD hereby fully covenants and agrees with RICHARDS CAJUN FOODS CORP. that he will not execute any writing or do any acts whatsoever conflicting with the aforesaid grant and assignment, and that he will execute and deliver such additional assignments, documents or instruments as RICHARDS CAJUN FOODS CORP. may reasonably request in order to perfect or evidence the aforesaid grant and assignment.

                  Signed at Church Point, Louisiana, as of the 1st day of August, 1996.



                                  J.L. Richard


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STATE OF LOUISIANA            )
                              ) SS
PARISH OF ACADIA              )

                  I, __________________________, a Notary Public in and for said
Parish, in the State aforesaid, DO HEREBY CERTIFY that J.L. Richard, the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 1st day of August, 1996.



                                  ---------------------------------------------
                                  Notary Public

My Commission Expires:


- -------------------------------
ACCEPTED BY

RICHARDS CAJUN FOODS CORP.


By ----------------------------
    Merrick M. Elfman, Chairman


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STATE OF ILLINOIS         )
                          ) SS
COUNTY OF COOK            )


                  I, M. Renee Forsyth, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Merrick M. Elfman, Chairman of RICHARDS CAJUN FOODS CORP., the same person whose name is subscribed to the foregoing instrument, as such Chairman, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the act of said Corporation for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 1st day of August, 1996.



                                  ---------------------------------------------
                                  Notary Public

My Commission Expires: